Exhibit 99.1

FDA Grants Fast Track Designation to CRB-701 for the Treatment of Relapsed or Refractory Metastatic Cervical Cancer

Norwood, MA, December 3, 2024 (GLOBE NEWSWIRE) -- Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), an oncology and obesity company with a diversified portfolio, announced today that the U.S. Food and Drug Administration (FDA) has granted Fast Track designation to CRB-701 for the treatment of relapsed or refractory metastatic cervical cancer. CRB-701 (SYS6002) is a next-generation antibody drug conjugate (ADC) targeting Nectin-4 that contains a site-specific, cleavable linker and a precise drug antibody ratio of 2 using MMAE as the payload.

The FDA’s Fast Track designation is designed to facilitate the development and expedite the review of drugs intended to treat serious conditions that demonstrate the potential to fill an unmet medical need.

Corbus recently completed enrollment of the dose escalation part of its Phase 1 clinical trial of CRB-701 (SYS6002) (NCT06265727) that is being conducted in the U.S. and Europe. The three-part Phase 1 trial is evaluating the safety, pharmacokinetics and efficacy of CRB-701 in patients with advanced solid tumors known to be associated with high Nectin-4 expression. The Company expects to report the first data from the dose escalation clinical study in Q1 2025.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is an oncology and obesity company with a diversified portfolio and is committed to helping people defeat serious illness by bringing innovative scientific approaches to well-understood biological pathways. Corbus’ pipeline includes CRB-701, a next generation antibody drug conjugate that targets the expression of Nectin-4 on cancer cells to release a cytotoxic payload, CRB-601, an anti-integrin monoclonal antibody which blocks the activation of TGFβ expressed on cancer cells, and CRB-913, a highly peripherally restricted CB1 receptor inverse agonist for the treatment of obesity. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on X, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's trial results, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

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cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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INVESTOR CONTACT:

Sean Moran

Chief Financial Officer

Corbus Pharmaceuticals

smoran@corbuspharma.com

Bruce Mackle
Managing Director
LifeSci Advisors, LLC
bmackle@lifesciadvisors.com